Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement relating to GAMCO Investors, Inc. 2002 Stock Award and Incentive Plan on Form S-8 of our reports dated March 8, 2013, relating to the financial statements of GAMCO Investors, Inc. and subsidiaries (“GAMCO”), and the effectiveness of GAMCO's internal control over financial reporting, appearing in the Annual Report on Form 10-K of GAMCO for the year ended December 31, 2012.

/s/ Deloitte & Touche LLP

New York, New York

November 24, 2013